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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         DATE OF REPORT - APRIL 17, 1998
                        (Date of earliest event reported)




                               MHM SERVICES, INC.
             (Exact name of Registrant as specified in its charter)



      DELAWARE                  1-12238                 52-1223048
(State of Incorporation)   (Commission File Number)    (IRS employer
                                                       identification number)



         8000 TOWERS CRESCENT DRIVE, SUITE 810, VIENNA, VIRGINIA 22182
               (Address of principal executive offices, zip code)


                            AREA CODE (703) 749-4600
                               (Telephone number)




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ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

(a) On April 17, 1998, the Registrant purchased and then sold (the "Sale") certain assets, consisting of its last free standing psychiatric hospital operation, Mt. Crest Behavioral Healthcare System, located in Fort Collins, Colorado. The facility was operated by Registrant through its wholly-owned subsidiary, MHM of Colorado, Inc., pursuant to a Sub-Lease Agreement with HHG of Colorado, Inc., which in turn leased from Charter Hospital of Fort Collins, Inc., for approximately $2.7 million and immediately thereafter, sold the facility to PVHS/Mountain Crest Health Service for approximately $5.3 million.

      For FY 1997, Mt. Crest had earnings of $519,335. As part of the sale, the PVHS has signed a consulting agreement with Registrant under which Registrant will be paid a consulting fee of $600,000 over the next year.

      There is no material relationship between any of the parties to these transactions.

      The foregoing summary of the Agreements is qualified in their entirety by reference to the copies of the Agreements of Sale attached hereto as
      Exhibit 2.1 and Exhibit 2.2, and incorporated herein by reference.

      The Registrant issued a press release announcing the completion of the Sale on April 22, 1998, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.



ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

(a)   Not Applicable.

(b) It is impracticable to provide the required pro forma information at this time, such financial information will be filed as soon as they become available, but not later than sixty (60) days after the date of this Current Report on Form 8-K is required to be filed.

(c)   Exhibits.

      2.1 Agreement of Sale between Charter Hospital of Fort Collins, Inc. and MHM of Colorado, Inc. dated as of March 11, 1998.

      2.2 Agreement of Sale between MHM of Colorado, Inc. and PVHS/Mountain Crest Behavioral Services, Inc., dated as of February 25, 1998, and the amendments thereto, dated as of March 30, 1998 and April 8, 1998.

      99.1  Press release issued by the Registrant on April 22, 1998,


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                                   SIGNATURES

Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: May 3, 1998            MHM Services, Inc.



                                    By:
                                        --------------------------------
                                          Michael S. Pinkert
                                          President and Chief Executive Officer